Exhibit 3.8

AMENDED AND RESTATED BY-LAWS OF BPREX PRODUCT DESIGN AND ENGINEERING INC. (A MINNESOTA CORPORATION) ARTICLE I OFFICES Section 1.1 Registered Office. The registered office of BPRex Product Design and Engineering Inc. (the “Corporation”) in the State of Minnesota shall be at Capitol Professional Building, 590 Park Street, Suite 6, St. Paul, Minnesota 55103, Ramsey County, and the registered agent in charge thereof shall be National Registered Agents, Inc. Section 1.2 Other Offices. The Corporation may have other offices, either within or without the State of Minnesota, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require. ARTICLE II MEETINGS OF STOCKHOLDERS Section 2.1 Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Minnesota, on such date and at such time as shall from time to time be fixed by the Board of Directors. At the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Section 2.2 Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called by the Chief Executive Officer or the Secretary or by resolution of the Board of Directors. Section 2.3 Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote, in each case except as otherwise provided in the Certificate of Incorporation or the laws of the State of Minnesota. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided Exhibit 3.9 that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is entitled to be present. Section 2.4 Quorum. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. Section 2.5 Notice of Meetings. Written notice, stating the place, date and time of the meeting and the business to be considered, shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. Section 2.6 Action by Written Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. ARTICLE III BOARD OF DIRECTORS Section 3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. Section 3.2 Number and Election. The Board of Directors shall initially consist of three directors, but this number may be from time to time increased or decreased by the Board of Directors or by the stockholders, but in no case shall the number be less than one. Directors shall hold office until their resignation, removal, retirement, death, disqualification, or until their successor is elected and has qualified. A director need not be a stockholder. Section 3.3 Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by action of the stockholders or by the affirmative vote of a majority of the remaining directors though such majority be less than a quorum of the Board of Directors.

Section 3.4 Regular Meetings. The Board of Directors may hold a regular meeting at such time and place as the Board may from time to time determine. Regular meetings may be held without notice. Section 3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the Secretary or any director. Notice of the time and place of each special meeting shall be given orally or in writing to each director in advance of the meeting. Any director may waive notice of any meeting, and attendance at or participation in any meeting shall constitute a waiver of notice of such meeting unless the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Section 3.6 Quorum. A majority of the number of directors determined under these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is not present, a majority of those in attendance may adjourn the meeting from time to time until a quorum is obtained. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require the vote of a greater number. Section 3.7 Removal and Resignations. Except as provided in the Certificate of Incorporation or by the laws of the State of Minnesota, any director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose. Any director may resign at any time; such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective. Section 3.8 Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors. ARTICLE IV COMMITTEES Section 4.1 Membership. Except for those duties which by law or regulation must be performed by at least a majority of the full Board of Directors, the performance of such duties as the Board deems appropriate may be assigned to one or more committees. Each committee shall have the authority of the Board to the full extent provided in these By-Laws or as otherwise determined by the Board. Except as otherwise provided in these By-Laws, membership of each committee shall be established from time to time by the Board of Directors. All members of committees shall serve at the pleasure of the Board of Directors. Section 4.2 Notice. Unless a committee shall provide otherwise, it shall not be necessary to give notice of any of its regular meetings. Special meetings of a committee may be called by or at the request of the chairman of the committee or in such manner as provided in these By-Laws for calling special meetings of the Board of Directors. Section 4.3 Action by Written Consent. Any action that may be taken at a meeting of a committee of the Board of Directors may also be taken without a meeting in accordance with the procedures applicable to actions taken by the full Board of Directors. ARTICLE V OFFICERS Section 5.1 Officers. The officers of the Corporation may include a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer, one or more Executive Vice Presidents, one or more Vice Presidents and such other officers as may be appointed, from time to time, by the Board of Directors. Additionally, the Chief Executive Officer shall have the power to appoint and to delegate the power to appoint such officers as the Chief Executive Officer may deem appropriate. Section 5.2 Term. Each officer of the Corporation shall serve at the pleasure of the Board of Directors, and the Board of Directors may remove any officer at any time with or without cause. Any officer, if appointed by a committee of the Board of Directors or by another officer of the Corporation, may likewise be removed by such committee or an officer of the Corporation. Section 5.3 Authority and Duties. All officers of the Corporation shall have such authority and perform such duties in the management of the property and affairs of the Corporation as generally pertain to their respective offices, as well as such authority and duties as may be determined by the Board of Directors, a committee of the Board of Directors or the Chief Executive Officer. Section 5.4 Employees Other Than Officers. Subject to the authority of the Board of Directors, a committee of the Board of Directors, the Chief Executive Officer or any officer authorized by a committee of the Board of Directors or the Chief Executive Officer may employ such agents and employees other than officers as such committee or officer may deem advisable for the prompt and orderly transaction of the business of the Corporation, define their duties, fix their compensation and dismiss them. ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER Section 6.1 Form and Signatures. Shares of the Corporation may but need not be represented by certificates. Any certificates evidencing shares of the Corporation shall be signed by (a) the Chief Executive Officer or an Executive Vice President and (b) the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or any other officers authorized by a resolution of the Board of Directors, and may but need not be sealed by the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles. Section 6.2 Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate. Section 6.3 Transfer of Shares. Assignment or transfer of shares of the Corporation shall be made only on the books of the Corporation, and any assignment or transfer shall be made at the direction of the holder of record thereof or by the legal representative of the holder of record. ARTICLE VII INDEMNIFICATION Section 7.1 Indemnification, Mandatory Advancement of Expenses and Contract Rights. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which these By-Laws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 7.2(a) of this Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VII shall include the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Article VII or otherwise. The rights conferred upon indemnitees in this Article VII shall be contract rights between the Corporation and each indemnitee to whom such rights are extended that vest at the commencement of such person’s service to or at the request of the Corporation and all such rights shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. (b) To obtain indemnification under this Article VII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (C) if a quorum of Disinterested Directors so directs, by a majority of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination. Section 7.2 Claims.

(a) If a claim under paragraph (a) of Section 7.1 of this Article VII is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to paragraph (b) of Section 7.1 of this Article VII has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. (b) If a determination shall have been made pursuant to paragraph (b) of Section 7.1 of this Article VII that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (a) of this Section 7.2. (c) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (a) of this Section 7.2 that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VII. Section 7.3 Non-Exclusivity of Rights; Amendment and Repeal. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII: (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Article VII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not, without the written consent of the indemnitee, in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission. Section 7.4 Insurance, Other Indemnification and Advancement of Expenses.

(a) The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (b) of this Section 7.4, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent. (b) The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation. Section 7.5 Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Section 7.6 Definitions. For purposes of this Article VII: (i) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant. (ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VII. Section 7.7 Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE VIII GENERAL PROVISIONS Section 8.1 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, loan documents, letters of credit, guarantees, master agreements, swap agreements, security and pledge agreements, guarantees of signatures, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, powers of attorney, and other instruments or documents may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Corporation by the Chief Executive Officer, any Executive Vice President, any Vice President or any individual who is listed on the personnel records of the Corporation in a position equal to any of the aforementioned officer positions, or such other officers, employees or agents as the Board of Directors or any of such designated officers or individuals may direct. The provisions of this Section 7.1 are supplementary to any other provision of these By-Laws and shall not be construed to authorize execution of instruments otherwise dictated by law. Section 8.2 Shares of Other Corporations. The Chief Executive Officer, any Executive Vice President, Vice President, Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, or such other officers, employees or agents as the Board of Directors or such designated officers may direct, are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporations or associations standing in the name of the Corporation. The authority herein granted to said individual to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporations or associations may be exercised either by the individual in person or by any duly executed proxy or power of attorney. Section 8.3 Seal. Any Secretary, Assistant Secretary or person authorized to execute instruments in accordance with Section 6.1 shall have the authority to affix any corporate seal, or a facsimile thereof, to any document requiring a seal and to attest the same. Affixing the seal is not necessary to make the execution of any document effective or binding. Section 8.4 Electronic Meetings. Subject to the requirements of these By-Laws or the Certificate of Incorporation, stockholders, members of the Board of Directors or members of any committee of the Board of Directors may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Section 8.5 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors. Section 8.6 Amendments. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the Board of Directors or by the stockholders.